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                                                                   EXHIBIT 4(ii)
                            RAMSAY HEALTH CARE, INC.

                            Stock Purchase Agreement
                    Under 1993 Employee Stock Purchase Plan


                 AGREEMENT dated as of the ________ day of ___________ , 1993, between Ramsay Health Care, Inc., a Delaware corporation (the "Company"), and

- --------------------------------------------------------------------------------
                           (Print or Type Full Name)

(the "Participant").

                 The parties hereto hereby agree as follows:

                 1. Participant acknowledges receipt of a copy of the Ramsay Health Care, Inc. 1993 Employee Stock Purchase Plan (the "Plan"), a copy of the Rules thereunder (the "Rules"), and a copy of the Prospectus relating thereto. Participant accepts and agrees to be bound by the Plan and the Rules.

                 2. Subject to the terms and conditions set forth herein and in the Plan and the Rules, the provisions of which are incorporated herein by reference and made a part hereof, the Participant may hereafter purchase from the Company shares of the Company's Common Stock, $.01 par value ("Common Stock"), on the Exercise Date (as defined in the Plan) at a price equal to the Purchase Price (as defined in the Plan).





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                 3.       Subject to the provisions of the Plan and the Rules,
Participant hereby elects to participate in the Plan for the Offering (as defined in the Plan) of shares of Common Stock pursuant to the Plan next following the date hereof and each succeeding Offering thereunder and hereby authorizes the Company to withhold from his Compensation (as defined in the Plan) on each pay day during each such Offering $__________ per month (not to exceed 10% of any payment of compensation) until notice to do otherwise is received by the Secretary of the Compensation and Conflict of Interest Committee of the Company, or his designee.

                 4. Participant hereby designates in Annex A hereof the manner in which shares of Common Stock to be purchased by him under the Plan should be registered.

                 5. Subject to the provisions of the Plan and the Rules, the decision of the Compensation and Conflict of Interest Committee of the Board of Directors of the Company as to the interpretation and construction of the Plan, the Rules and this Agreement, and its resolution of any dispute arising under any of the foregoing shall be final, conclusive and binding on all persons affected thereby.

                 6. This Agreement shall be construed in accordance with the laws of the State of Delaware applicable to agreements made and to be entirely performed within such State.





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                 IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Participant has executed this Agreement as of the day and year first above written.

                                                   RAMSAY HEALTH CARE, INC.



                                                  By
                                                    ----------------------------



- --------------------------------
    Participant's Signature





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                                                                         ANNEX A





   YOUR NAME ONLY                           OR   YOUR AND YOUR SPOUSE'S NAME*




- -------------------------------                  -------------------------------
         Your name                                          Your name

                                                               and


                                                 -------------------------------
                                                          Spouse's name




- -------------------------------                  -------------------------------
      Street Address                                        Street Address




- -------------------------------                  -------------------------------
City & State        Zip Code                       City & State        Zip Code




- -------------------------------                  -------------------------------
Your Social Security Number                        Your Social Security Number




                                                 -------------------------------
                                                 Spouse's Social Security Number





*AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON.